EXHIBIT 99

FOR RELEASE 6:00 AM ET, October 26, 2017

Contact:    Robert S. Tissue, Sr. Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS THIRD QUARTER 2017 RESULTS
Q3 2017 Diluted EPS of $0.48 compared to $0.40 for Q3 2016 and $0.43 for Q2 2017
MOOREFIELD, WV - October 26, 2017 (GLOBE NEWSWIRE) - Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported third quarter 2017 net income of $5.93 million, or $0.48 per diluted share, compared to $4.28 million, or $0.40 per diluted share, for the third quarter of 2016, representing an increase of 38.5 percent, or 20.0 percent per diluted share.
For the nine months ended September 30, 2017, Summit recorded net income of $9.59 million, or $0.81 per diluted share, compared with $12.59 million, or $1.18 per diluted share, for the comparable 2016 nine-month period, representing a decrease of 23.8 percent or 31.4 percent per diluted share. The 2017 decrease in nine-month period earnings is principally attributable to a legal settlement during first quarter which reduced earnings by $0.54 per diluted share.
Highlights for Q3 2017 include:

•
Loans, excluding mortgage warehouse lines of credit, grew $22.9 million during the quarter, or 6.1 percent (on an annualized basis); loans, excluding mortgage warehouse lines of credit and First Century Bankshares, Inc.’s (“FCB”) purchased loan portfolio, have grown $75.7 million, or 8.2 percent (annualized), since year-end 2016;

•
Total revenues increased 43.6 percent compared to the year ago quarter, principally as result of the acquisitions of FCB and Highland County Bankshares, Inc. (“HCB”), but decreased 2.4 percent compared to the linked-quarter primarily as result of lower net interest income;

•
Net interest margin increased 33 basis points compared to Q3 2016, reflecting FCB’s higher yielding loan portfolio and lower cost of funds, but declined 16 basis points compared to Q2 2017, as the result of lower yields on loans coupled with rising funding costs.

H. Charles Maddy, III, President and Chief Executive Officer of Summit, commented, “I am very pleased to report Summit’s record quarterly earnings in Q3 2017, but more importantly, the 20 percent growth in diluted earnings per share over that earned in Q3 a year-ago. These results are primarily attributable to our two acquisitions which closed during this timeframe, and they validate our ability to successfully execute on a disciplined M&A growth strategy, which we believe will continue to present us with significant opportunities going forward as we seek to be a consistent, high-performing community banking institution.”

Acquisitions
On April 1, 2017, Summit completed its acquisition of FCB and its subsidiary, First Century Bank, headquartered in Bluefield, West Virginia. Accordingly, FCB’s results of operations are included in Summit’s consolidated results of operation from the date of acquisition, and therefore Summit’s results for the three and nine months ended September 30, 2017 reflect increased levels of average balances, income and expense compared to its same periods of 2016 results. At consummation, FCB had total assets of $404.8 million, loans of $229.0 million, and deposits of $350.0 million. In addition, our merger-related expenses totaled $1.58 million during first nine months of 2017, with $1.46 million of those expenses incurred during second quarter 2017.
On October 1, 2016, Summit completed its acquisition of HCB and its subsidiary, First & Citizens Bank, headquartered in Monterey, Virginia. Accordingly, HCB’s results of operations are included in Summit’s consolidated results of operation from the date of acquisition, and therefore Summit’s results for the three and nine months ended September 30, 2017 reflect increased levels of average balances, income and expense as compared to the same periods of 2016 results. At consummation, HCB had total assets of $122.8 million, loans of $60.8 million, and deposits of $106.9 million.
In conjunction with these acquisitions, Summit recognized net accretion income related to loan and time deposit fair value acquisition accounting adjustments totaling $226,000 and $76,000 in Q3 2017 and $784,000 and $167,000 for the nine months ended September 30, 2017, respectively.
Results of Operations
Total revenue for third quarter 2017, consisting of net interest income and noninterest income, grew 43.6 percent to $21.2 million, principally as result of the FCB and HCB acquisitions, compared to $14.8 million for the third quarter 2016. For the year-to-date period ended September 30, 2017, total revenue was $59.2 million compared to $44.2 million for the same period of 2016, representing a 34.1 percent increase.
For the third quarter of 2017, net interest income was $17.2 million, an increase of 43.2 percent from the $12.0 million reported in the prior-year third quarter and decreased $616,000 compared to the linked-quarter. The net interest margin for third quarter 2017 was 3.65 percent compared to 3.32 percent for the year-ago quarter, and 3.81 percent for Q2 2017. Excluding the impact of accretion and amortization of fair value acquisition accounting adjustments related to the interest earning assets and interest bearing liabilities acquired from FCB and HCB, Summit’s net interest margin was 3.59 percent for Q3 2017 and 3.61 percent for first nine months of 2017.
Noninterest income, consisting primarily of insurance commissions from Summit's insurance agency subsidiary, trust and wealth management fees and service fee income from community banking activities, for third quarter 2017 was $4.0 million compared to $2.75 million for the comparable period of 2016. Excluding realized securities gains, noninterest income was $3.97 million for third quarter 2017, compared to $2.69 million reported for third quarter 2016 and $3.83 million for the linked-quarter.
We recorded a $375,000 provision for loan losses during third quarter 2017 and none during third quarter 2016.
Q3 2017 total noninterest expense increased 47.8% to $12.45 million compared to $8.42 million for the prior-year third quarter principally due to the acquisitions of FCB and HCB. Noninterest expense for the first nine months of 2017 increased 78.7% compared to the first nine months of 2016. Summit recorded a $9.9 million charge to resolve fully all litigation with Residential Funding Company, LLC and ResCap Liquidating Trust (collectively “ResCap”) during Q1 2017. Excluding the impact of the ResCap litigation settlement charge, noninterest expense for first nine months of 2017 increased 39.7 percent to $35.5 million compared to $25.4 million for the first nine months of 2016, principally as result of the acquisitions of HCB and FCB.

Balance Sheet
At September 30, 2017, total assets were $2.10 billion, an increase of $342.5 million, or 19.5 percent since December 31, 2016. Total loans, net of unearned fees and allowance for loan losses, were $1.56 billion at September 30, 2017, up $251.5 million, or 19.2 percent, from the $1.31 billion reported at year-end 2016. Loans, excluding mortgage warehouse lines of credit, grew $22.9 million during the quarter, or 6.1 percent (on an annualized basis), and loans, excluding mortgage warehouse lines of credit and FCB’s purchased loan portfolio, have grown $75.7 million, or 8.2 percent (annualized), year-to-date.
At September 30, 2017, deposits were $1.62 billion, an increase of $321.2 million, or 24.8 percent, since year end 2016. During first nine months of 2017, checking deposits increased $201.4 million or 48.9 percent, time deposits grew by $94.5 million or 17.3 percent and savings deposits increased $25.3 million or 7.5 percent.
Shareholders’ equity was $198.8 million as of September 30, 2017 compared to $155.4 million at December 31, 2016 and $153.8 million at September 30, 2016. In conjunction with the acquisition of FCB on April 1, 2017, Summit issued 1,537,912 shares of common stock valued at $33.1 million to the former FCB shareholders.
Tangible book value per common share increased to $13.88 at September 30, 2017 compared to $13.20 at December 31, 2016 and $13.69 at September 30, 2016. Summit had 12,311,723 outstanding common shares at Q3 2017 quarter end compared to 10,736,970 at year end 2016.
Asset Quality
As of September 30, 2017, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties, and repossessed assets, were $38.7 million, or 1.84 percent of assets. This compares to $37.4 million, or 1.78 percent of assets at the linked quarter-end, and $39.2 million, or 2.36 percent of assets, at third quarter-end 2016.
Third quarter 2017 net loan charge-offs were $242,000, or 0.06 percent of average loans annualized; while we added $375,000 to the allowance for loan losses through the provision for loan losses, representing a 50 percent increase over the $250,000 provision recorded in Q2 2017 primarily as result of our loan growth. The allowance for loan losses stood at 0.79 percent of total loans at September 30, 2017, compared to 0.88 percent at year-end 2016. If the acquired FCB and HCB loans which were recorded at fair value on the acquisition dates are excluded, the allowance for loan losses to total loans ratio at September 30, 2017 and December 31, 2016 would have been 0.93 percent and 0.92 percent, respectively.
About the Company
Summit Financial Group, Inc. is a $2.10 billion financial holding company headquartered in Moorefield, West Virginia. Summit provides community banking services primarily in the Eastern Panhandle and Southern regions of West Virginia and the Northern, Shenandoah Valley and Southwestern regions of Virginia, through its bank subsidiary, Summit Community Bank, Inc., which operates thirty banking locations. Summit also operates Summit Insurance Services, LLC in Moorefield, West Virginia and Leesburg, Virginia.
FORWARD-LOOKING STATEMENTS
This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.
Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q3 2017 vs Q3 2016
	For the Quarter Ended		Percent
Dollars in thousands	9/30/2017	9/30/2016	Change
Condensed Statements of Income
Interest income
Loans, including fees	$19,490	$14,142	37.8%
Securities	2,397	1,759	36.3%
Other	149	5	n/m
Total interest income	22,036	15,906	38.5%
Interest expense
Deposits	2,963	2,209	34.1%
Borrowings	1,841	1,660	10.9%
Total interest expense	4,804	3,869	24.2%

Net interest income	17,232	12,037	43.2%
Provision for loan losses	375	—	n/a
Net interest income after provision for loan losses	16,857	12,037	40.0%

Noninterest income
Insurance commissions	1,043	1,016	2.7%
Trust and wealth management fees	589	126	367.5%
Service fees related to deposit accounts	1,863	1,138	63.7%
Realized securities gains	26	61	-57.4%
Other income	479	408	17.4%
Total noninterest income	4,000	2,749	45.5%
Noninterest expense
Salaries and employee benefits	6,610	4,819	37.2%
Net occupancy expense	847	525	61.3%
Equipment expense	1,093	716	52.7%
Professional fees	373	270	38.1%
Amortization of intangibles	448	50	796.0%
FDIC premiums	310	200	55.0%
Merger-related expense	11	80	-86.3%
Foreclosed properties expense	171	100	71.0%
Gain on sales of foreclosed properties	(29)	(169)	-82.8%
Write-downs of foreclosed properties	91	134	-32.1%
Other expenses	2,522	1,694	48.9%
Total noninterest expense	12,447	8,419	47.8%
Income before income taxes	8,410	6,367	32.1%
Income tax expense	2,480	2,086	18.9%
Net income	$5,930	$4,281	38.5%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q3 2017 vs Q3 2016

	For the Quarter Ended		Percent
	9/30/2017	9/30/2016	Change
Per Share Data
Earnings per common share
Basic	$0.48	$0.40	20.0%
Diluted	$0.48	$0.40	20.0%

Cash dividends	$0.11	$0.10	10.0%

Average common shares outstanding
Basic	12,299,987	10,692,423	15.0%
Diluted	12,318,959	10,727,140	14.8%

Common shares outstanding at period end	12,311,723	10,701,841	15.0%

Performance Ratios
Return on average equity	12.10%	11.29%	7.2%
Return on average tangible equity	14.12%	11.86%	19.1%
Return on average assets	1.14%	1.08%	5.6%
Net interest margin	3.65%	3.32%	9.9%
Efficiency ratio (A)	53.73%	53.30%	0.8%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary -- 2017 vs 2016
	For the Nine Months Ended		Percent
Dollars in thousands	9/30/2017	9/30/2016	Change
Condensed Statements of Income
Interest income
Loans, including fees	$54,878	$41,200	33.2%
Securities	6,597	5,141	28.3%
Other	466	13	n/m
Total interest income	61,941	46,354	33.6%
Interest expense
Deposits	7,987	6,533	22.3%
Borrowings	5,245	4,271	22.8%
Total interest expense	13,232	10,804	22.5%
Net interest income	48,709	35,550	37.0%
Provision for loan losses	875	500	75.0%
Net interest income after provision for loan losses	47,834	35,050	36.5%

Noninterest income
Insurance commissions	3,000	3,030	-1.0%
Trust and wealth management fees	1,284	358	258.7%
Service fees related to deposit accounts	4,737	3,175	49.2%
Realized securities gains	58	836	-93.1%
Other income	1,417	1,202	17.9%
Total noninterest income	10,496	8,601	22.0%
Noninterest expense
Salaries and employee benefits	18,555	14,265	30.1%
Net occupancy expense	2,239	1,576	42.1%
Equipment expense	2,859	2,059	38.9%
Professional fees	1,012	1,171	-13.6%
Amortization of intangibles	974	150	549.3%
FDIC premiums	815	800	1.9%
Merger-related expense	1,575	345	356.5%
Foreclosed properties expense	397	317	25.2%
Gain on sales of foreclosed properties	(111)	(451)	-75.4%
Write-downs of foreclosed properties	538	503	7.0%
Litigation settlement	9,900	—	n/a
Other expenses	6,646	4,675	42.2%
Total noninterest expense	45,399	25,410	78.7%
Income before income taxes	12,931	18,241	-29.1%
Income tax expense	3,339	5,655	-41.0%
Net income	$9,592	$12,586	-23.8%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary -- 2017 vs 2016

	For the Nine Months Ended		Percent
	9/30/2017	9/30/2016	Change
Per Share Data
Earnings per common share
Basic	$0.81	$1.18	-31.4%
Diluted	$0.81	$1.18	-31.4%

Cash dividends	$0.33	$0.30	10.0%

Average common shares outstanding
Basic	11,781,342	10,682,129	10.3%
Diluted	11,807,002	10,692,346	10.4%

Common shares outstanding at period end	12,311,723	10,701,841	15.0%

Performance Ratios
Return on average equity	7.06%	11.29%	-37.5%
Return on average tangible equity	8.08%	11.88%	-32.0%
Return on average assets	0.65%	1.09%	-40.4%
Net interest margin	3.67%	3.40%	7.9%
Efficiency ratio (A)	52.76%	54.84%	-3.8%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Condensed Statements of Income (unaudited)
Interest income
Loans, including fees	$19,490	$19,717	$15,671	$15,780	$14,142
Securities	2,397	2,349	1,851	1,796	1,759
Other	149	165	152	161	5
Total interest income	22,036	22,231	17,674	17,737	15,906
Interest expense
Deposits	2,963	2,634	2,390	2,430	2,209
Borrowings	1,841	1,749	1,654	1,850	1,660
Total interest expense	4,804	4,383	4,044	4,280	3,869

Net interest income	17,232	17,848	13,630	13,457	12,037
Provision for loan losses	375	250	250	—	—
Net interest income after provision for loan losses	16,857	17,598	13,380	13,457	12,037

Noninterest income
Insurance commissions	1,043	988	968	992	1,016
Trust and wealth management fees	589	595	100	111	252
Service fees related to deposit accounts	1,863	1,706	1,168	1,194	1,138
Realized securities gains (losses)	26	90	(58)	291	61
Other income	479	537	401	410	282
Total noninterest income	4,000	3,916	2,579	2,998	2,749
Noninterest expense
Salaries and employee benefits	6,610	6,758	5,187	5,308	4,819
Net occupancy expense	847	826	567	522	525
Equipment expense	1,093	1,031	735	700	716
Professional fees	373	354	285	344	270
Amortization of intangibles	448	429	97	97	50
FDIC premiums	310	295	210	75	200
Merger-related expenses	11	1,455	109	588	80
Foreclosed properties expense	171	122	104	97	100
(Gain) loss on sales of foreclosed properties	(29)	73	(156)	(465)	(168)
Write-downs of foreclosed properties	91	29	418	165	134
Litigation settlement	—	—	9,900	—	—
Other expenses	2,522	2,564	1,560	1,961	1,693
Total noninterest expense	12,447	13,936	19,016	9,392	8,419
Income (loss) before income taxes	8,410	7,578	(3,057)	7,063	6,367
Income tax expense (benefit)	2,480	2,300	(1,441)	2,353	2,086
Net income (loss)	$5,930	$5,278	$(1,616)	$4,710	$4,281

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Per Share Data
Earnings per common share
Basic	$0.48	$0.43	$-0.15	$0.44	$0.40
Diluted	$0.48	$0.43	$-0.15	$0.44	$0.40

Cash dividends	$0.11	$0.11	$0.11	$0.10	$0.10

Average common shares outstanding
Basic	12,299,987	12,288,514	10,738,365	10,710,164	10,692,423
Diluted	12,318,959	12,299,187	10,738,365	10,762,445	10,727,140

Common shares outstanding at period end	12,311,723	12,299,726	10,750,477	10,736,970	10,701,841

Performance Ratios
Return on average equity	12.10%	11.10%	-4.11%	12.22%	11.29%
Return on average tangible equity	14.12%	12.95%	-4.51%	13.42%	11.86%
Return on average assets	1.14%	1.01%	-0.37%	1.07%	1.08%
Net interest margin	3.65%	3.81%	3.54%	3.34%	3.32%
Efficiency ratio - (A)	53.73%	53.00%	51.16%	56.67%	53.30%

NOTE (A) - Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016

Assets
Cash and due from banks	$9,220	$9,294	$19,326	$4,262	$25,067
Interest bearing deposits other banks	41,994	44,242	38,895	42,354	9,432
Securities	328,726	336,811	282,028	266,542	262,102
Loans, net	1,559,328	1,538,083	1,292,915	1,307,862	1,234,605
Property held for sale	22,622	23,592	23,491	24,504	24,767
Premises and equipment, net	34,220	33,234	26,377	23,737	21,802
Goodwill and other intangible assets	27,879	28,214	13,587	13,652	7,348
Cash surrender value of life insurance policies	41,076	41,189	39,412	39,143	38,504
Other assets	36,071	40,641	40,411	36,591	34,009
Total assets	$2,101,136	$2,095,300	$1,776,442	$1,758,647	$1,657,636

Liabilities and Shareholders' Equity
Deposits	$1,616,768	$1,613,919	$1,301,241	$1,295,519	$1,156,785
Short-term borrowings	202,988	205,728	228,868	224,461	234,657
Long-term borrowings and subordinated debentures	65,344	65,348	65,804	66,259	93,735
Other liabilities	17,254	17,173	26,910	17,048	18,640
Shareholders' equity	198,782	193,132	153,619	155,360	153,819
Total liabilities and shareholders' equity	$2,101,136	$2,095,300	$1,776,442	$1,758,647	$1,657,636

Book value per common share	$16.15	$15.70	$14.29	$14.47	$14.37
Tangible book value per common share	$13.88	$13.41	$13.03	$13.20	$13.69
Tangible common equity to tangible assets	8.2%	8.0%	7.9%	8.1%	8.9%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios

	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Summit Financial Group, Inc.
CET1 Risk-based Capital	10.8%	10.5%	10.3%	10.5%	11.1%
Tier 1 Risk-based Capital	11.9%	11.7%	11.5%	11.8%	12.4%
Total Risk Based Capital	12.7%	12.4%	12.3%	12.6%	13.3%
Tier 1 Leverage Ratio	9.5%	9.2%	9.4%	9.4%	10.4%

Summit Community Bank, Inc.
CET1 Risk-based Capital	11.8%	11.6%	11.6%	11.9%	12.5%
Tier 1 Risk-based Capital	11.8%	11.6%	11.6%	11.9%	12.5%
Total Risk Based Capital	12.6%	12.4%	12.4%	12.7%	13.4%
Tier 1 Leverage Ratio	9.4%	9.2%	9.4%	9.5%	10.5%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016

Commercial	$187,193	$176,362	$134,808	$119,088	$110,466
Mortgage warehouse lines	33,525	35,068	30,217	85,966	108,983
Commercial real estate
Owner occupied	239,840	239,108	217,733	203,047	192,254
Non-owner occupied	464,543	455,439	401,795	381,921	367,196
Construction and development
Land and development	71,412	74,155	68,079	72,042	65,430
Construction	28,756	22,967	16,511	16,584	11,276
Residential real estate
Non-jumbo	355,642	355,546	266,140	265,641	228,777
Jumbo	61,253	63,899	60,780	65,628	57,276
Home equity	82,720	81,192	75,299	74,596	75,161
Consumer	36,915	37,630	24,440	25,534	19,756
Other	9,994	9,049	8,831	9,489	9,649
Total loans, net of unearned fees	1,571,793	1,550,415	1,304,633	1,319,536	1,246,224
Less allowance for loan losses	12,465	12,332	11,718	11,674	11,619
Loans, net	$1,559,328	$1,538,083	$1,292,915	$1,307,862	$1,234,605

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition

Dollars in thousands	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016
Non interest bearing checking	$215,910	$234,173	$152,086	$149,737	$122,652
Interest bearing checking	397,843	372,327	275,678	262,591	212,172
Savings	362,653	373,439	342,548	337,348	321,563
Time deposits	640,362	633,980	530,929	545,843	500,398
Total deposits	$1,616,768	$1,613,919	$1,301,241	$1,295,519	$1,156,785

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016

Gross loan charge-offs	$309	$114	$315	$400	$331
Gross loan recoveries	(67)	(478)	(108)	(456)	(573)
Net loan charge-offs (recoveries)	$242	$(364)	$207	$(56)	$(242)

Net loan charge-offs to average loans (annualized)	0.06%	-0.09%	0.06%	-0.02%	-0.09%
Allowance for loan losses	$12,465	$12,332	$11,718	$11,674	$11,619
Allowance for loan losses as a percentage of period end loans	0.79%	0.79%	0.90%	0.88%	0.93%

Nonperforming assets:
Nonperforming loans
Commercial	$757	$786	$226	$298	$846
Commercial real estate	2,773	2,051	4,734	4,844	4,867
Residential construction and development	3,931	3,613	3,936	4,465	4,360
Residential real estate	8,082	6,860	5,886	4,815	4,174
Consumer	529	391	162	152	169
Total nonperforming loans	16,072	13,701	14,944	14,574	14,416
Foreclosed properties
Commercial real estate	1,988	2,126	1,749	1,749	1,749
Commercial construction and development	7,392	7,527	8,276	8,610	8,664
Residential construction and development	11,852	12,402	12,635	13,265	13,741
Residential real estate	1,390	1,537	831	880	613
Total foreclosed properties	22,622	23,592	23,491	24,504	24,767
Other repossessed assets	12	57	12	12	12
Total nonperforming assets	$38,706	$37,350	$38,447	$39,090	$39,195

Nonperforming loans to period end loans	1.02%	0.88%	1.15%	1.10%	1.16%
Nonperforming assets to period end assets	1.84%	1.78%	2.16%	2.22%	2.36%

Troubled debt restructurings
Performing	$28,304	$26,472	$28,183	$28,066	$28,287
Nonperforming	760	464	719	564	863
Total troubled debt restructurings	$29,064	$26,936	$28,902	$28,630	$29,150

Loans Past Due 30-89 Days
	For the Quarter Ended
In thousands	9/30/2017	6/30/2017	3/31/2017	12/31/2016	9/30/2016

Commercial	$378	$470	$162	$175	$405
Commercial real estate	944	976	2,758	434	626
Construction and development	238	308	291	552	235
Residential real estate	6,260	6,943	2,924	5,517	2,941
Consumer	419	548	155	375	144
Other	92	49	17	14	13
Total	$8,331	$9,294	$6,307	$7,067	$4,364

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q3 2017 vs Q3 2016
	Q3 2017			Q3 2016
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,539,945	$19,387	4.99%	$1,187,205	$14,008	4.69%
Tax-exempt	16,314	158	3.84%	14,300	202	5.62%
Securities
Taxable	198,913	1,283	2.56%	198,411	1,139	2.28%
Tax-exempt	145,599	1,714	4.67%	77,489	941	4.83%
Interest bearing deposits other banks and Federal funds sold	42,926	149	1.38%	10,029	5	0.20%
Total interest earning assets	1,943,697	22,691	4.63%	1,487,434	16,295	4.36%

Noninterest earning assets
Cash & due from banks	9,591			3,938
Premises & equipment	33,667			21,613
Other assets	113,723			87,636
Allowance for loan losses	(12,418)			(11,567)
Total assets	$2,088,260			$1,589,054

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$384,539	$323	0.33%	$211,264	$85	0.16%
Savings deposits	365,150	637	0.69%	316,358	608	0.76%
Time deposits	636,424	2,003	1.25%	481,060	1,516	1.25%
Short-term borrowings	205,536	1,160	2.24%	189,760	675	1.42%
Long-term borrowings and subordinated debentures	65,346	681	4.13%	94,106	985	4.16%
Total interest bearing liabilities	1,656,995	4,804	1.15%	1,292,548	3,869	1.19%

Noninterest bearing liabilities
Demand deposits	217,760			124,490
Other liabilities	17,414			20,280
Total liabilities	1,892,169			1,437,318

Shareholders' equity - common	196,091			151,736
Total liabilities and shareholders' equity	$2,088,260			$1,589,054

NET INTEREST EARNINGS		$17,887			$12,426

NET INTEREST MARGIN			3.65%			3.32%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q3 2017 vs Q2 2017
	Q3 2017			Q2 2017
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,539,945	$19,387	4.99%	$1,537,317	$19,550	5.10%
Tax-exempt	16,314	158	3.84%	13,030	257	7.91%
Securities
Taxable	198,913	1,283	2.56%	214,601	1,330	2.49%
Tax-exempt	145,599	1,714	4.67%	133,130	1,568	4.72%
Interest bearing deposits other banks and Federal funds sold	42,926	149	1.38%	47,937	165	1.38%
Total interest earning assets	1,943,697	22,691	4.63%	1,946,015	22,870	4.71%

Noninterest earning assets
Cash & due from banks	9,591			10,101
Premises & equipment	33,667			34,441
Other assets	113,723			115,728
Allowance for loan losses	(12,418)			(11,966)
Total assets	$2,088,260			$2,094,319

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$384,539	$323	0.33%	$378,350	$252	0.27%
Savings deposits	365,150	637	0.69%	389,847	616	0.63%
Time deposits	636,424	2,003	1.25%	628,358	1,766	1.13%
Short-term borrowings	205,536	1,160	2.24%	200,209	1,079	2.16%
Long-term borrowings and subordinated debentures	65,346	681	4.13%	65,692	670	4.09%
Total interest bearing liabilities	1,656,995	4,804	1.15%	1,662,456	4,383	1.06%

Noninterest bearing liabilities
Demand deposits	217,760			221,245
Other liabilities	17,414			20,490
Total liabilities	1,892,169			1,904,191

Shareholders' equity - common	196,091			190,128
Total liabilities and shareholders' equity	$2,088,260			$2,094,319

NET INTEREST EARNINGS		$17,887			$18,487

NET INTEREST MARGIN			3.65%			3.81%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2017 vs YTD 2016
	YTD 2017			YTD 2016
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,452,840	$54,487	5.01%	$1,134,463	$40,788	4.80%
Tax-exempt	14,223	602	5.66%	14,890	624	5.60%
Securities
Taxable	199,995	3,742	2.50%	206,437	3,284	2.12%
Tax-exempt	124,860	4,392	4.70%	76,155	2,814	4.94%
Interest bearing deposits other banks and Federal funds sold	43,862	466	1.42%	9,093	13	0.19%
Total interest earning assets	1,835,780	63,689	4.64%	1,441,038	47,523	4.41%

Noninterest earning assets
Cash & due from banks	8,071			3,819
Premises & equipment	30,904			21,575
Other assets	108,783			89,013
Allowance for loan losses	(12,051)			(11,517)
Total assets	$1,971,487			$1,543,928

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$342,358	$722	0.28%	$208,755	$248	0.16%
Savings deposits	365,068	1,879	0.69%	296,458	1,663	0.75%
Time deposits	602,175	5,386	1.20%	474,691	4,622	1.30%
Short-term borrowings	200,929	3,233	2.15%	180,694	1,334	0.99%
Long-term borrowings and subordinated debentures	65,725	2,012	4.09%	94,574	2,937	4.15%
Total interest bearing liabilities	1,576,255	13,232	1.12%	1,255,172	10,804	1.15%

Noninterest bearing liabilities
Demand deposits	196,019			121,701
Other liabilities	17,990			18,423
Total liabilities	1,790,264			1,395,296

Shareholders' equity - common	181,223			148,632
Total liabilities and shareholders' equity	$1,971,487			$1,543,928

NET INTEREST EARNINGS		$50,457			$36,719

NET INTEREST MARGIN			3.67%			3.40%